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                                                                    EXHIBIT 5.01
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                                August 2, 1999

HomeStore.com, Inc.
225 West Hillcrest Drive, Suite 100
Thousand Oaks, CA 91360

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission" File No. 333-_________) on or about August 4, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 13,655,265 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock options granted by you under your 1999 Stock Incentive Plan, as amended (the "1999 Stock Incentive Plan"), (b) stock options granted or to be granted by your under your 1999 Equity Incentive Plan, which plan has been terminated and under which no further options will be granted (the "1999 Equity Incentive Plan "), (c) stock options granted by you under your SpringStreet 1997 Stock Incentive Plan, which plan has been terminated and under which no further options will be granted (the "SpringStreet 1997 Stock Incentive Plan "), (d) stock options granted by you under your 1996 Stock Incentive Plan, which plan has been terminated and under which no further options will be granted (the "1996 Stock Incentive Plan Plan ") or (e) purchase rights granted or to be granted under your 1999 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (e) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-79689) filed with and declared effective by the Commission on August 4, 1999, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

     (2) your registration statement on Form 8-A (File Number 000-26659) filed with the Commission on July 9, 1998, together with the order of effectiveness issued by the Commission therefor on August 4, 1999;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession; and

     (6) the stock records that you have provided to us (consisting of a list of stockholders issued by your transfer agent and dated of even date herewith and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated July 7, 1999 verifying the number of such issued and outstanding securities).

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the
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authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would cause us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 13,655,265 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted by you under your 1999 Stock Incentive Plan, (b) stock options granted or to be granted by your under your 1999 Equity Incentive Plan, (c) stock options granted by you under your SpringStreet 1997 Stock Incentive Plan, (d) stock options granted by you under your 1996 Stock Incentive Plan or (e) purchase rights granted or to be granted under your 1999 Employee Stock Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                         Very truly yours,

                                         FENWICK & WEST LLP

                                         By:  /s/ Jeffrey R. Vetter
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